UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  August 30, 2016

Golden Eagle International, Inc.
(Name of registrant as specified in its charter)

Colorado	0-23726	84-1116515
State of	Commission File	IRS Employer
Incorporation	Number	Identification No.

3934 Platte Ave.
Sedalia, CO 80135
Address of principal executive offices

(303) 773-6666
Telephone number, including
Area code

4628 S. Broadway
Englewood, CO  80113
Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On August 30, 2016, Golden Eagle International entered into a Letter of Intent with Advantego Technologies, Inc. whereby Golden Eagle will acquire Advantego.

Advantego is a newly formed California corporation which plans to provide its future clients with custom software products and services. Advantego provides affordable cost-effective alternatives for large enterprises and networks interested in leveraging the latest software technology.

Advantego's clients can realize a greater return on investment, with reduced costs and faster implementation timeframes, by leveraging Advantego's bundled enterprise-ready applications.  Each application is unique and is usually private-labeled and operates "behind the scenes", complementing Advantego's clients' existing systems.

Advantego's Internet, Social Media and Enhanced Messaging platforms provide clients multiple options to reach current and future customers, capturing and qualifying leads in real time, appending desired data elements from third-party sources and automating client and affiliate interactions.  In addition, Advantego's built-in underwriting capability can address nearly any financially related decision-making issue.

Advantego's plans to provide these software applications to large enterprises, franchise operations and other large networks.  Governmental, financial, real estate and legal sectors are some of the industries which will be targeted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on October 7, 2016.

GOLDEN EAGLE INTERNATIONAL, INC.

By:	/s/ Mark A. Bogani
Mark A. Bogani
President and Chief Executive Officer